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December __, 1996

Mr. Michael J. Ross
Jefferson Bank & Trust
2301 Market Street
St. Louis, MO 63103

RE:  Escrow Agreement for Enterbank Holdings, Inc.

Dear Mr. Ross:

     The undersigned is the authorized representative of Enterbank Holdings, Inc., a Delaware corporation (the "Corporation"). Common stock is being offered to certain prospective investors (the "Investors") pursuant to a Prospectus dated ------, 1996 (the "Prospectus"), a copy of which has been furnished to Jefferson Bank ("Jefferson"). Pursuant to the Prospectus, the Corporation is offering for sale a minimum of $3,000,000.00 and a maximum of $7,000,000.00 of its common stock. We have asked Jefferson to serve as Escrow Agent with respect to the funds contributed (the "Subscription Amount") by an investor whose subscription for common stock has been accepted (an "Investor"). Jefferson has agreed to serve as such Escrow Agent on the following terms:

     1.   The common stock is being offered by the Corporation.
Upon receipt of an Investor's Subscription Amount and related subscription documents in form satisfactory to the Corporation, the Corporation will promptly deliver the Subscription Amount and the name and address of the Investor to Jefferson, such Subscription Amount to be in the form of a check payable to "Jefferson Bank & Trust, as Escrow Agent for Enterbank Holdings, Inc." Upon receipt of such check, Jefferson shall enter it for collection, and hold the proceeds in escrow subject to the provisions of this Agreement.

     2. Jefferson shall invest the Subscription Amounts in such United States government securities, money market investments and/or certificates of deposit as the Corporation may direct in writing to Jefferson. Absent such direction, Jefferson Shall invest the Subscription Amounts in a commercial money market account at Jefferson.

     3.   If, by February 14, 1997 (Minimum Offering Expiration
Date), unless extended in writing by the Corporation, the Corporation has received, pursuant to the Offering, acceptable subscriptions for a minimum of $3,000,000.00, then the Corporation will deliver to Jefferson a certificate to this effect in the form of Exhibit A hereto. Upon
                                            ---------
receipt of such certificate, Jefferson will release from escrow and deliver to the Corporation all Subscription Amounts held by Jefferson as escrow agent, together with any income earned thereon, in the form of a check payable to the order of the Corporation or by other transfer to or for the account of the Corporation, as the Corporation may specify. In the


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event Jefferson has not received the certificate set forth in Exhibit
A hereto by 5:00 p.m. on the Minimum Offering Expiration Date, Subscription Amounts then held in escrow hereunder will be disbursed by Jefferson to each investor in the form of a check for his Subscription Amount, plus his pro rata share of any income earned on the total Subscription Amount, after deducting from any such income expenses incurred in connection with the Offering. Amounts so disbursed by Jefferson to each Investor hereunder shall not be less than the Subscription Amount. Any expenses which exceed the income earned on the Subscription Amounts shall be paid by the Corporation.

     4. To induce Jefferson to act as Escrow Agent hereunder, it is agreed by the Corporation and on behalf of each of the Investors, that:

        (a) Jefferson shall not be under any duty to give the property held in escrow hereunder any greater degree of care than Jefferson gives its own similar property.

        (b) Jefferson may act in reliance upon any instrument or signature believed by it to be genuine and it may assume that any person giving any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

        (c) Jefferson may act relative hereto upon advise of counsel with respect to any matter connected herewith and it shall not be liable for any mistake of fact or error in judgement or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

        (d) Jefferson's duties with respect to any and all matters relating to this Agreement shall be only as set forth herein, and there shall be no other implied duties or obligations on its part.

        (e) Jefferson makes no representation as to the validity, value, genuineness or collectible of any document or instrument held by or delivered to it.

        (f) The Corporation shall indemnify Jefferson and hold it harmless from and against any loss, liability, cost of expense (including costs of suit and reasonable attorneys' fees) of any kind which Jefferson may incur in connection with its services hereunder, except for such as may result from its gross negligence or willful misconduct. This indemnity agreement shall survive the termination of this Agreement.

        (g) In the event of a dispute, Jefferson may interplead any property held in escrow hereunder in any court of competent jurisdiction.

        (h) Jefferson shall not be obligated to risk its own funds in the administration of the


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     account and shall have a lien against any funds, securities, or other property in its possession or control for its fees, expenses, and advancements. Jefferson need not take any action under this Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

        (i) Jefferson may execute any of the duties under this Agreement by or through agents or receivers.

        (j) Jefferson shall not be required to take notice or be deemed to have notice of any default or other fact or event under this Agreement unless Jefferson shall be specifically notified in writing of the default, fact or event.

        (k) Jefferson may at any time resign from the position created in this Agreement by giving 30 days written notice by registered or certified mail to the Corporation and the resignation shall take effect at the end of 30 days or upon the earlier appointment of a successor.

        (l) Unless specifically required by the terms of this Agreement, Jefferson need not take notice of or enforce any other document or relationship, including without limiting the generality of the foregoing, any contract, settlement, arrangement, plan, assignment, pledge, release, decree, or the like, but its duties shall be solely as set out in this Agreement.

     5. Jefferson's duties and obligations hereunder may not be modified or increased without its consent. This Agreement may not be modified or amended as to the Subscription Amount paid by any Investor unless, as to such Amount, such amendment or modification has been agreed to by the Corporation, Jefferson and such Investor. This Agreement may be modified or amended in other respects with the consent of the Corporation and Jefferson, provided such modification or amendment is not in conflict with the terms of the Prospectus.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     7. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

     8. This Agreement is, in part, entered into for the benefit of the Investors, and it is expressly acknowledged that each Investor may enforce any rights expressly granted to such Investor hereunder.

     9. Any notice to any party hereto, or to any Investor, shall be in writing and shall be


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delivered or sent by first class mail, with adequate postage prepaid, to Jefferson at the address indicated on the first page hereof or, in the case of the Corporation, at 150 North Meramec, Clayton, Missouri 63105, or in the case of any Investor, at the address indicated in writing by notice as aforesaid. Such notice shall be deemed to have been duly made upon receipt of the notice by the addressee.

     If Jefferson is in agreement with the foregoing, please so indicate by signing the enclosed copy of this letter where indicated, whereupon this will be our valid and binding agreement in accordance with its terms.

Very truly yours,

                              Enterbank Holdings, Inc.,


                              By: ----------------------------------
                                  James C. Wagner
                                  Vice President
                                  Enterbank Holdings, Inc.



Accepted and agreed to this ___ day of December, 1996

Jefferson Bank & Trust

By:  ----------------------------------
     Michael J. Ross
     President



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                                    EXHIBIT A
                                    ---------

Jefferson Bank
2301 Market Street
St. Louis, MO 63103

Attn: ----------

RE:  Enterbank Holdings, Inc.

Dear ----------:

     Please refer to the escrow letter agreement between the undersigned Corporation and Jefferson Bank ("Jefferson") dated
---------- (the "Escrow Agreement").

     In accordance with Section 3 of the Escrow Agreement, we hereby certify to Jefferson that the Corporation has received acceptable subscriptions for $3,000,000.00 of Common Stock, the minimum amount of Common Stock offered. Accordingly, Jefferson is instructed to deliver the entire amount held by it under the Escrow Agreement, together with any income earned therein, to the Corporation at 150 North Meramec, Clayton, Missouri 63105.

                              Very truly yours,

                              Enterbank Holdings, Inc.
                              a Missouri corporation



                              By: ----------------------------------
                                  James C. Wagner
                                  Vice President